EXHIBIT 99.1

First Data Reports First Quarter 2019 Financial Results

•	Q1 consolidated revenue of $2,316 million, up 1%

•	Q1 total segment revenue of $2,117 million, up 2% as reported(a), or up 8% on an organic constant currency basis(b)

•	Q1 net income attributable to First Data diluted EPS of $0.17, up 64%

•	Q1 adjusted diluted EPS of $0.31, up 6%

•	Q1 total segment EBITDA of $754 million, up 3% as reported(a), or up 10% on an organic constant currency basis(b)

•	Q1 cash flow from operations of $615 million; free cash flow of $397 million

•	Q1 total borrowings declined $158 million; net debt declined $131 million in quarter

•	Company reiterates full year 2019 guidance

NEW YORK, April 30, 2019 - First Data Corporation (NYSE: FDC), a global leader in commerce-enabling technology and solutions, today reported financial results for the first quarter ended March 31, 2019.

"We delivered a great start to 2019, driven by strong growth across our core global merchant acquiring and card processing businesses," said First Data Chairman and CEO Frank Bisignano. "We remain focused on the successful execution of our growth initiatives and developing innovative solutions for our clients, and confident in the value that the merger with Fiserv will create for our clients and our shareholders."

Consolidated revenue for the first quarter was $2,316 million, up 1%(a), reflecting solid segment revenue growth, partially offset by the impact of recent divestitures in Global Financial Solutions and by unfavorable year-over-year foreign currency movements. Total segment revenue was $2,117 million for the quarter, up 2% versus the prior year period on a reported basis(a), or up 8% on an organic constant currency basis(b).

Net income attributable to First Data for the first quarter of 2019 was $169 million, or $0.17 per diluted share, up 67% and 64%, respectively, from comparable figures in the first quarter of 2018. This growth was primarily driven by improved operating performance and reduced interest expense, partially offset by unfavorable year-over-year foreign currency movements during the quarter.

(a)	GAAP growth rate.

(b)
Non-GAAP growth rate -- Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; and (3) includes the results of significant acquisitions in the prior year period.

In the first quarter of 2019, adjusted net income, which modifies net income for items such as gains/losses from divestitures, debt extinguishment charges, stock-based compensation, amortization of acquisition intangibles, restructuring costs, certain discrete tax items and other items, was $303 million, or $0.31 per diluted share, up 9% and 6%, respectively, from comparable figures in the first quarter of 2018. The increase was driven primarily by improved operating results, partially offset by unfavorable year-over-year foreign currency movements and a higher adjusted tax rate in the current period.

Total segment earnings before interest, taxes, depreciation, and amortization (total segment EBITDA) in the first quarter of 2019 was $754 million, up 3% versus the prior year period on a reported basis(a), or up 10% on an organic constant currency basis(b). Total segment EBITDA margin was 35.6%, up 80 basis points on an organic constant currency basis(b).

Segment Results

Global Business Solutions (GBS)

First quarter 2019 GBS segment revenue was $1,387 million, up 5% versus the prior year period on a reported basis(a), or up 10% on an organic constant currency basis(b). Within geographic regions, North America revenue of $1,069 million was up 5% versus the prior year period on both a reported(a) and organic constant currency basis(b), driven by strong growth in the Partner Solutions channel. EMEA revenue was $166 million, down 1% on a reported basis(a), or up 8% on an organic constant currency basis(b). Latin America revenue was $100 million, up 14% on a reported basis(a), or up 58% on an organic constant currency basis(b). APAC revenue was $52 million, up 9% on a reported basis(a), or up 16% on an organic constant currency basis(b).

First quarter 2019 GBS segment EBITDA was $471 million up 8% versus the prior year period on a reported basis(a), or up 15% on an organic constant currency basis(b). GBS Segment EBITDA margin was 34.0%, up 170 basis points on an organic constant currency basis(b).

Global Financial Solutions (GFS)

First quarter 2019 GFS segment revenue was $369 million, down 8% versus the prior year period on a reported basis(a), or up 9% on an organic constant currency basis(b). Within geographic regions, North America revenue of $221 million was down 3% on a reported basis(a), or up 6% on an organic constant currency basis(b). EMEA revenue was $83 million, down 25% on a reported basis(a), or up 5% on an organic constant currency basis(b). Latin America revenue was $33 million, up 4% on a reported basis(a), or up 29% on an organic constant currency basis(b). APAC revenue was $32 million, up 6% on a reported basis(a), or up 13% on an organic constant currency basis(b).

First quarter 2019 GFS segment EBITDA was $147 million, down 12% versus the prior year period on a reported basis(a), or flat on an organic constant currency basis(b), as revenue growth was offset by added costs primarily associated with ramping new deals. GFS Segment EBITDA margin was 39.8%, down 340 basis points on an organic constant currency basis(b).

Network & Security Solutions (NSS)

First quarter 2019 NSS segment revenue was $361 million, flat versus the prior year period on both a reported(a) and organic constant currency basis(b), as modest growth within the EFT business was offset by modest declines in the Stored Value and Security and Fraud businesses.

First quarter 2019 NSS segment EBITDA was $195 million, up 11% versus the prior year period on both a reported(a) and organic constant currency basis(b). NSS Segment EBITDA margin was 54.0%, up 570 basis points on an organic constant currency basis(b).

Cash Flow

In the first quarter of 2019, cash flow from operations was $615 million, up $81 million compared to $534 million in the prior year period. Free cash flow, which the Company defines as cash flow from operations less capital expenditures, distributions to minority interests and other, was $397 million in the current quarter, up $29 million compared to $368 million in the prior year period, primarily driven by improved operating results and working capital timing, partially offset by timing of cash interest payments and higher capital expenditures in the quarter.

Capital Structure

First Data's total borrowings at March 31, 2019 decreased by $158 million to $17,441 million, from $17,599 million at December 31, 2018. Net debt at March 31, 2019 decreased by $131 million to $16,783 million, from $16,914 million at December 31, 2018.

2019 Guidance Reiterated

The Company reiterated its full year 2019 financial guidance. The guidance does not include any impact related to the previously announced merger with Fiserv.

The Company expects:

◦	Total segment revenue: organic constant currency(b) growth of 5% to 6%

◦	Total segment EBITDA: organic constant currency(b) growth of 6% to 8%

◦	Adjusted diluted EPS: $1.55 - $1.58

◦	Free cash flow: $1.5 billion+

The Company expects negative impacts to reported segment revenue and EBITDA from divestitures and adverse foreign currency movements to be more pronounced in the first half of 2019.

Investor Conference Call

Due to the pending merger with Fiserv, the Company will not host a conference call/webcast to review the first quarter 2019 financial results.

Non-GAAP Measures

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the Company uses non-GAAP measures of certain financial performance. These non-GAAP measures include total segment revenue, total segment expense, total segment EBITDA, adjusted net income, adjusted EPS, free cash flow and net debt, and growth rates for these metrics compared to prior periods. The Company has included non-GAAP measures because management believes that they help to facilitate comparisons of the Company's operating results between periods. The Company believes the non-GAAP measures provide useful information to both management and users of our financial statements by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. Additional information about non-GAAP financial measures, including reconciliations of all non-GAAP measures to the most directly comparable GAAP measure can be found in the tables included in this press release.

About First Data

First Data (NYSE: FDC) is a global leader in commerce-enabling technology and solutions, serving approximately six million business locations and more than 3,700 financial institutions in more than 100 countries around the world. The Company’s 19,000 owner-associates are dedicated to helping companies, from start-ups to the world’s largest corporations, conduct commerce every day by securing and processing more than 3,000 transactions per second and $2.6 trillion per year.

Contact

Peter Poillon Investor Relations First Data 212-266-3565 Peter.Poillon@firstdata.com	Michael Schneider Corporate Communications First Data 212-515-0290 Michael.Schneider@firstdata.com

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First Data Corporation
Consolidated Statements of Operations
(Unaudited)
(in millions, except per share data)

	Three months ended March 31,
	2019	2018
Revenues:
Revenues excluding reimbursable items	$2,124	$2,084
Reimbursable items	192	198
Total revenues	2,316	2,282
Expenses:
Cost of revenues (exclusive of items shown below)	757	779
Selling, general, and administrative	660	647
Depreciation and amortization	246	250
Other operating expenses, net	36	60
Total expenses excluding reimbursable items	1,699	1,736
Reimbursable items	192	198
Total expenses	1,891	1,934
Operating profit	425	348
Interest expense, net	(203)	(233)
Loss on debt extinguishment	(1)	—
Other expense	(27)	(3)
Income before income taxes and equity earnings in affiliates	194	112
Income tax expense	29	27
Equity earnings in affiliates	52	49
Net income	217	134
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	48	33
Net income attributable to First Data Corporation	$169	$101

Net income attributable to First Data Corporation per share:
Basic	$0.18	$0.11
Diluted	$0.17	$0.11

Weighted-average common shares outstanding:
Basic	937	923
Diluted	967	946

First Data Corporation
Selected Consolidated Balance Sheet and Cash Flow Data
(Unaudited)
(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	As of	As of
	3/31/2019	12/31/2018

Cash and cash equivalents	$619	$555
Settlement assets	22,324	11,423
Total assets	49,546	38,327

Short-term and current portion of long-term borrowings	1,159	1,170
Settlement obligations	22,324	11,423
Long-term borrowings	16,282	16,429
Total liabilities	42,289	31,283

Redeemable noncontrolling interest	93	77

Total First Data Corporation stockholders' equity	4,375	4,173
Noncontrolling interests	2,789	2,794
Total equity	7,164	6,967

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended March 31,
	2019	2018
Source/(Use) of cash
Net cash provided by operating activities	$615	$534
Net cash used in investing activities	(261)	(143)
Net cash used in financing activities	(275)	(304)
Supplemental cash flow data
Cash interest payments(a)	$267	$237

(a)	For purposes of this schedule, cash interest payments excludes interest on finance leases and interest on foreign lines of credit.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended March 31,
	2019	2018	% Change	Organic CC % Change(c)
Consolidated Revenues	$2,316	$2,282	1%
Adjustments:
Non wholly owned entities(a)	(7)	(4)	79%
Reimbursable items	(192)	(198)	(3)%
Total Segment Revenues	$2,117	$2,080	2%	8%

Segment Revenues:
Global Business Solutions	$1,387	$1,318	5%	10%
Global Financial Solutions	369	400	(8)%	9%
Network & Security Solutions	361	362	—%	—%
Total Segment Revenues	$2,117	$2,080	2%	8%

	Three months ended March 31,
	2019	2018	% Change	Organic CC % Change(c)
Net income attributable to First Data Corporation	$169	$101	67%
Adjustments:
Non wholly owned entities(a)	(13)	(18)	(28)%
Depreciation and amortization	246	250	(2)%
Interest expense, net	203	233	(13)%
Loss on debt extinguishment	1	—	NM
Other items(b)	63	63	—%
Income tax expense	29	27	7%
Stock-based compensation	56	74	(24)%
Total Segment EBITDA	$754	$730	3%	10%

Segment EBITDA:
Global Business Solutions	$471	$434	8%	15%
Global Financial Solutions	147	166	(12)%	—%
Network & Security Solutions	195	175	11%	11%
Corporate	(59)	(45)	(26)%	(26)%
Total Segment EBITDA	$754	$730	3%	10%

NM represents not meaningful

(a)
Net adjustment to reflect our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. Segment revenue for our significant affiliates is reflected based on our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. For other affiliates, we include equity earnings in affiliates, excluding amortization expense, in segment revenue.

(b)
Includes restructuring, non-normal course litigation and regulatory settlements, debt issuance expenses, deal and deal integration costs, Other expense as presented in the unaudited consolidated statements of operations, which includes divestitures, derivative gains (losses), non-operating foreign currency gains (losses), and other as applicable to the periods presented.

(c) Organic constant currency ("Organic CC") growth is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; and (3) includes the results of significant acquisitions in the prior year period.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

SEGMENT REVENUE RECONCILIATION
	Three months ended March 31,
	2019	2018	% B/(W)(b)
Reported FDC segment revenue	$2,117	$2,080	2%
Currency impact	74	—
Acquisitions/(Divestitures)(c)	—	(46)
Organic CC FDC segment revenue growth(a)	$2,191	$2,034	8%

Reported GBS segment revenue	$1,387	$1,318	5%
Currency impact	59	—
Acquisitions/(Divestitures)(c)	—	—
Organic CC GBS segment revenue growth(a)	$1,446	$1,318	10%

Reported GBS NA segment revenue	$1,069	$1,014	5%
Currency impact	1	—
Organic CC GBS NA segment revenue growth(a)	$1,070	$1,014	5%

Reported GBS EMEA segment revenue	$166	$168	(1)%
Currency impact	13	—
Acquisitions/(Divestitures)(c)	—	(2)
Organic CC GBS EMEA segment revenue growth(a)	$179	$166	8%

Reported GBS APAC segment revenue	$52	$48	9%
Currency impact	3	—
Organic CC GBS APAC segment revenue growth(a)	$55	$48	16%

Reported GBS LATAM segment revenue	$100	$88	14%
Currency impact	42	—
Acquisitions/(Divestitures)(c)	—	2
Organic CC GBS LATAM segment revenue growth(a)	$142	$90	58%

Reported GFS segment revenue	$369	$400	(8)%
Currency impact	15	—
Acquisitions/(Divestitures)(c)	—	(46)
Organic CC GFS segment revenue growth(a)	$384	$354	9%

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended March 31,
	2019	2018	% B/(W)(b)
Reported GFS NA segment revenue	$221	$228	(3)%
Acquisitions/(Divestitures)(c)	—	(20)
Organic CC GFS NA segment revenue growth(a)	$221	$208	6%

Reported GFS EMEA segment revenue	$83	$110	(25)%
Currency impact	5	—
Acquisitions/(Divestitures)(c)	—	(26)
Organic CC GFS EMEA segment revenue growth(a)	$88	$84	5%

Reported GFS APAC segment revenue	$32	$31	6%
Currency impact	2	—
Organic CC GFS APAC segment revenue growth(a)	$34	$31	13%

Reported GFS LATAM segment revenue	$33	$31	4%
Currency impact	8	—
Organic CC GFS LATAM segment revenue growth(a)	$41	$31	29%

Reported NSS segment revenue	$361	$362	—%
Organic CC NSS segment revenue growth(a)	$361	$362	—%

SEGMENT EBITDA RECONCILIATION
	Three months ended March 31,
	2019	2018	% B/(W)(b)
Reported FDC segment EBITDA	$754	$730	3%
Currency impact	38	—
Acquisitions/(Divestitures)(c)	—	(11)
Organic CC FDC segment EBITDA growth(a)	$792	$719	10%

Reported GBS segment EBITDA	$471	$434	8%
Currency impact	29	—
Acquisitions/(Divestitures)(c)	—	(1)
Organic CC GBS segment EBITDA growth(a)	$500	$433	15%

Reported GFS segment EBITDA	$147	$166	(12)%
Currency impact	9	—
Acquisitions/(Divestitures)(c)	—	(10)
Organic CC GFS segment EBITDA growth(a)	$156	$156	—%

Reported NSS segment EBITDA	$195	$175	11%
Organic CC NSS segment EBITDA growth(a)	$195	$175	11%

(a)
Organic constant currency ("Organic CC") growth is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; and (3) includes the results of significant acquisitions in the prior year period.

(b)	“B” means results in 2019 are better than results in 2018 “(W)” means results are worse.

(c)
“Acquisitions/(Divestitures)" includes the following activity: the 2018 divestiture of the GFS card processing businesses in Greece and Central/Eastern Europe, the 2018 divestiture of the GFS check remittance processing business in North America, and the 2019 acquisition of Software Express within GBS LATAM.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions)

ADJUSTED NET INCOME RECONCILIATION

	Three months ended March 31,
	2019	2018	% Change
Net income attributable to First Data Corporation	$169	$101	67%
Adjustments:
Stock-based compensation	56	74	(24)%
Loss on debt extinguishment	1	—	NM
Amortization of acquisition intangibles and deferred financing costs(a)	89	106	(16)%
Other operating expenses, net and Other expense	63	63	—%
Other(b)	—	(11)	NM
Discrete tax items(c)	—	6	NM
Income tax on above items(d)	(75)	(60)	(25)%
Adjusted net income attributable to First Data Corporation	$303	$279	9%

Adjusted net income per share:
Basic	$0.32	$0.30	7%
Diluted	$0.31	$0.29	6%

Weighted-average common shares used to compute adjusted net income per share:
Basic	937	923	2%
Diluted	967	946	2%
NM represents not meaningful

(a)
Represents amortization of intangibles established in connection with the 2007 merger and acquisitions we have made since 2007, excluding the percentage of our consolidated amortization of acquisition intangibles related to non-wholly owned consolidated alliances equal to the portion of such alliances owned by our alliance partners. This line also includes amortization related to deferred financing costs of $3 million and $5 million for the three months ended March 31, 2019 and 2018, respectively.

(b)	The 2018 balance represents adjustments for non wholly-owned entities.

(c)
We exclude from "Adjusted net income attributable to First Data Corporation" certain discrete tax items, such as tax law changes, tax impact of mergers and acquisitions, valuation allowance releases, and tax reserves related to issues that arose before KKR acquired the Company.

(d)
The tax effect of the adjustments between our GAAP and adjusted results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. effective tax rate for certain adjustments, including the majority of amortization of intangible assets, deferred financing costs, stock compensation, and loss on debt extinguishment; whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions)

FREE CASH FLOW RECONCILIATION

	Three months ended March 31,
	2019	2018	$ Change

Net cash provided by operating activities	$615	$534	$81
Capital expenditures	(166)	(139)	(27)
Distribution and dividends paid to noncontrolling interests and redeemable noncontrolling interest and other	(52)	(27)	(25)
Free cash flow	$397	$368	$29

	NET DEBT RECONCILIATION

	As of	As of
	3/31/2019	12/31/2018
Total long-term borrowings	$16,282	$16,429
Total short-term and current portion of long-term borrowings	1,159	1,170
Total borrowings	17,441	17,599
Unamortized discount and unamortized deferred financing costs	88	94
Total borrowings at par	17,529	17,693
Less: Settlement lines of credit	127	224
Gross debt excluding settlement lines of credit	17,402	17,469
Less: Cash and cash equivalents	619	555
Net debt	$16,783	$16,914

First Data Corporation
2019 Non-GAAP Guidance Reconciliation
(Unaudited)
(in millions)

Consolidated Revenue to Total Segment Revenue
FY 2019 vs. FY 2018
Consolidated revenue (at reported rates)	~2.0-3.0%
Adjustments:
+Non wholly owned entities
+Reimbursable postage and other
+Currency Impact
+Divestiture Impact
Total segment revenue (at constant currency)	~5.0-6.0%

Net Income Attributable to FDC to Total Segment EBITDA
FY 2019 vs. FY 2018
Net income attributable to FDC	~(5.0%) - (2.0%)(1)
Adjustments
+Depreciation and amortization
+Interest Expense, net
+Income tax (benefit) expense
+Stock Based Compensation
+Other(2)
+Currency Impact
Total segment EBITDA (at constant currency)	~6.0-8.0%

Net Income Attributable to FDC to Adjusted Net Income
FY 2019
Net income attributable to FDC	$0.98 - $1.01(1)
Adjustments (note: adjustments represent positive balances)
+Stock-based compensation
+Amortization of acquisition intangibles and deferred financing cost
+Other(3)
Adjusted Net Income	$1.55 - $1.58

Cash Flow From Operations to Free Cash Flow
FY 2019
Cash / provided by operating activities	$2.4B+
+Adjustments(4)
Free cash flow	$1.5B+

(1)	Impacted by the non-recurrence of a significant one-time tax benefit recorded in 2018.

(2)	Includes non wholly owned entities adjustment, loss on debt extinguishment, as well as other items.

(3)	Includes loss on debt extinguishment, gain/loss on divestitures, restructuring, impairment, litigation and other, as well as the impact of tax expense/(benefit) of the adjusted items.

(4)	Includes capital expenditures and distributions to minority interest and other.

First Data Corporation
Forward Looking Statements

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements made relating to revenue, earnings before net interest expense, income taxes, depreciation and amortization, earnings, margins, growth rates and other financial results for future periods. By their nature, forward-looking statements speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. In addition to factors previously disclosed in reports filed with the SEC by First Data and Fiserv, Inc. and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of First Data and Fiserv to terminate the definitive merger agreement between First Data and Fiserv; the outcome of any legal proceedings that have been or may be instituted against First Data, its stockholders or directors or Fiserv, its shareholders or directors; the ability to obtain regulatory approvals and satisfy other closing conditions to the proposed merger in a timely manner or at all, including the risk that regulatory approvals required for the proposed merger are not obtained or are obtained subject to conditions that are not anticipated or that are material and adverse to First Data’s or Fiserv’s business; a delay in closing the proposed merger; difficulties and delays in integrating the First Data and Fiserv businesses, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realizing anticipated cost savings and other anticipated benefits of the proposed merger; business disruptions from the proposed merger that may harm First Data’s or Fiserv’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger, including as it relates to First Data’s or Fiserv’s ability to successfully renew existing client or supplier contracts on favorable terms or at all and obtain new clients or suppliers; certain restrictions during the pendency of the proposed merger that may impact First Data’s or Fiserv’s ability to pursue certain business opportunities or strategic transactions; the ability of First Data or Fiserv to retain and hire key personnel; uncertainty as to the long-term value of the common stock of Fiserv following the completion of the proposed merger; the continued availability of capital and financing following the completion of the proposed merger; the business, economic and political conditions in the markets in which First Data and Fiserv operate; the impact of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond First Data’s or Fiserv’s control, such as acts of terrorism.

Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and neither First Data nor Fiserv undertakes any obligation to update forward-looking statements. For a more detailed discussion of these factors, also see the information under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in First Data’s and Fiserv’s Joint Proxy and Consent Solicitation Statement/

First Data Corporation
Forward Looking Statements

Prospectus that forms part of the Registration Statement on Form S-4 (No. 333-229689) filed with the SEC by Fiserv in connection with the proposed merger and the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in First Data’s and Fiserv’s most recent reports on Form 10-K for the year ended December 31, 2018, and any material updates to these factors contained in any of First Data’s and Fiserv’s subsequent and future filings.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place any reliance on these forward-looking statements. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.